As filed with the Securities and Exchange Commission on May 25, 2006

                           Registration No. 333-132693


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

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                 (Name of small business issuer in its charter)

       Delaware                        2834                      13-2949462
----------------------       -------------------------       -------------------
(State or jurisdiction           (Primary Standard            (I.R.S. Employer
   of incorporation          Industrial Classification       Identification No.)
   or organization)                 Code Number)

            Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road
                             Nanjing, Jiangsu, China
                             TEL. (86) 25 8320 5758
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          (Address and telephone number of principal executive offices)
            Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road
                             Nanjing, Jiangsu, China
                             TEL: (86) 25 8320 5758
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(Address of principal place of business or intended principal place of business)
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            (Name, address and telephone number of agent for service)
                       ----------------------------------
                                   Copies to:
                              Howard H. Jiang, Esq.
                                Baker & McKenzie
                           1114 Avenue of the Americas
                            New York, New York 10022
                               Tel. (212) 626-4100

         Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-132693

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. [ ]

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. [X] 333-132693

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. [ ]

TITLE OF EACH CLASS OF   NUMBER OF SHARES TO    PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE         BE REGISTERED          OFFERING PRICE PER    AMOUNT AGGREGATE       REGISTRATION FEE (3)
REGISTERED                                      SECURITY (1)          OFFERING PRICE(1)      (4)
Shares of common            736,892                 $1.13                 $832,688                  $89
stock, $0.01 par value
per share (2)


         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on May 24, 2006, which was $1.13.

         (2) Represents: (i) 110,417 shares issued by us upon conversion of our convertible notes on December 31, 2005, and 66,666 shares of our common stock issuable as of April 30, 2006 upon exercise of the warrants issued in January 2005, including 25,000 shares of common stock issuable because of penalty; (ii) 196,429 shares of common stock issuable as of April 30, 2006 upon conversion of our Series A Preferred Stock issued in a private placement in June 2005, including 58,929 shares of common stock issuable because of penalty, and 178,750 shares of our common stock issuable as of April 30, 2006 upon exercise of the warrants issued in June 2005, including 41,250 shares of common stock issuable because of penalty; (iii) 11,200 shares of common stock and 12,230 shares of common stock issuable as of April 30, 2006 upon exercise of the warrants we issued to Robin Smith for services in the private placement of January 2005, including 4,586 shares of common stock issuable because of penalty; (iv) 20,420 shares of common stock and 30,030 shares of common stock issuable as of April 30, 2006 upon exercise of the warrants we issued to Robin Smith for services in the private placement of June 2005, including 6,930 shares of common stock issuable because of penalty; and (v) 60,000 shares of common stock and 50,750 shares of common stock issuable as of April 30, 2006 upon exercise of the warrants we issued to Robin Smith for consulting services, including 15,750 shares of common stock issuable because of penalty.

         (8) Calculated using $107.00 per million dollars.

         (9) Filing fee of $3,196 was previously paid around March 20, 2006.

This amendment to this registration statement shall become automatically effective upon filing pursuant to Rule 462(b) and Rule 462(d) under the Securities Act.


                                EXPLANATORY NOTE

This Post-effective  Amendment No. 1 to the registration  statement on Form SB-2
(Registration No. 333-132693) is being filed under Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 736,892 shares of common stock, par value $.01, of China Biopharmaceuticals Holdings, Inc. (the
"Company"), issued or issueable to below listed selling stockholder, as of April
30, 2006.

-------------- ------------ ------------ ------------- ------------- ----------- ---------- ------------
                                Shares
                  Shares       Issuable                   Shares of                          Percentage
                  Issued         upon                      Common                   Total     of common
                   Upon       conversion                    Stock                  Number      stock
                Conversion        of                      Issuable    Securities     of        owned
                    of        Series A                      upon        Owned    Securities  after the
                Convertible   Preferred      Common     exercise of    Prior to     Being   offering (%)
  Investor       Notes (1)    Stock (2)    Stock (3)    Warrants (4)   Offering  Registered   (5) (6)
-------------- ------------ ------------ ------------- ------------- ----------- ---------- ------------
Robin Smith      110,417       196,429       91,620      338,426       736,892    736,892      1.20
-------------- ------------ ------------ ------------- ------------- ----------- ---------- ------------
Totals           750,835     1,630,675    8,038,808     10,400,401    22,453,324 20,820,719    60.9%
-------------- ------------ ------------ ------------- ------------- ----------- ---------- ------------

(1) Including (i) original amount of shares issueable upon conversion of the Convertible Notes, (ii) shares issued to investors who agreed to extend the maturity date of the Convertible Notes to December 31, 2005 ("Extension Shares"), and (iii) shares issued under penalty as of December 31, 2005 when all the Convertible Notes were either converted or redeemed.
(2) Including (i) original number of shares issueable upon conversion of the Series A Convertible Preferred Stock and (ii) shares issuable under the penalty as of April 30, 2006.
(3) Including (i) shares issued in the Initial Common Stock Private Placement and (ii) shares issued in the Subsequent Common Stock Private Placement.
(4) Including shares issuable under (i) Notes Warrants, (ii) Preferred A Warrants, (iii) Initial Common Stock Warrants and (iv) Subsequent Common Stock Warrants.
(5) Assumes that each named selling shareholder sells all of the shares of common stock it holds (including the shares it will hold pursuant to the exercise of warrants, as applicable) that are covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, subsequent to the date as of which we obtained information regarding its holdings. Because the selling shareholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares of common stock (or actual percentage of the class of common stock) that will be held by any selling shareholder upon completion of the offering.
(6) Calculated based on Rule 13d-3(d)(i) of the Exchange Act of 1934, as amended, using shares of 36,848,399 common stock outstanding as of April 26, 2006.

The contents of the Registration Statement on Form SB-2, originally filed by the Company with the Securities and Exchange Commission on March 24, 2006 (including exhibits thereto), as amended by Amendment No. 1 filed on May 3, 2006 (including exhibits thereto), and declared effective by the Commission on May 11, 2006, are incorporated herein by reference.

This Post-Effective Amendment No. 1 is also being filed for the purpose of including, as an exhibit, a Consulting Agreement between the Company and Robin Smith, dated April 1, 2005, not previously filed.


Exhibits

The following documents are filed as exhibits to this Registration Statement.

EXHIBIT NO.       DESCRIPTION

5.1               Legal opinion of Baker & Mckenzie LLP

10.20 Consulting Agreement, dated April 1, 2005, between China Biopharmaceuticals Holdings, Inc. and Robin Smith

23.1 Consent of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accountants and Consultants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, People's Republic of China, on the date specified below.

         Dated: May 25, 2006

                                         CHINA BIOPHARMACEUTICALS HOLDINGS, INC.


                                         By: /s/ MAO Peng
                                         ---------------------------------------
                                         Name: MAO Peng
                                         Title: Chief Executive Officer and
                                         Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No.1 to the registration statement on Form SB-2 (Registration No. 333-132693) has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                        DATE
---------------------     ------------------------------------      ------------

/s/ MAO Peng              Chairman and Chief Executive Officer      May 25, 2006
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MAO Peng

*                         Chief Financial Officer and Controller    May 25, 2006
---------------------
HUANG Chentai

*                         Director, President                       May 25, 2006
---------------------
AN Lufan

*                         Director, Vice President                  May 25, 2006
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LIU Xiaohao

*                         Director                                  May 25, 2006
---------------------
Stephen E. GLOBUS

*By: /s/ MAO Peng
---------------------
Mao Peng

                                  Exhibit Index



EXHIBIT NO.       DESCRIPTION

5.1               Legal opinion of Baker & Mckenzie LLP

10.20 Consulting Agreement, dated April 1, 2005, between China Biopharmaceuticals Holdings, Inc. and Robin Smith

23.1 Consent of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accountants and Consultants